UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange
Act of 1934

Date of Report (Date of Earliest Event Reported):
September 16, 2008

MEASUREMENT SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

New Jersey	1-11906	22-2378738
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1000 Lucas Way, Hampton, VA 23666
(Address of principal executive offices) (Zip Code)

(757) 766-1500
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d- 2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2008, the Board of Directors approved and adopted the Measurement Specialties, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) and directed that it be submitted to the shareholders for approval. On September 16, 2008, the Company’s shareholders approved the 2008 Plan. The 2008 Plan is intended to promote the best interests of the Company and its shareholders by enabling the Company to attract and retain the best available individuals for positions of substantial responsibility, including directors, officers, employees, consultants and advisors, providing additional incentives to such persons by affording them an equity participation in the Company, rewarding those directors, executive officers and employees for their contributions to the Company, and promoting the success of the Company’s business by aligning the financial interests of the Company’s directors, executive officers and employees providing personal services to the Company with long-term shareholder value through compensation based on the performance of the Company’s common stock

The Board of Directors or, if the Board of Directors delegates its authority to the Compensation Committee of the Board of Directors, the Compensation Committee will administer the 2008 Plan. Options and restricted stock units may be granted under the 2008 Plan. Options granted under the 2008 Plan may be incentive stock options or nonqualified stock options.

The 2008 Plan authorizes the reservation of 1,400,000 shares of common stock of the Company (the “Common Stock”). The number and kind of shares that may be distributed under the 2008 Plan will be appropriately adjusted by the Board of Directors or Compensation Committee in the event of a stock dividend, stock split or combination of shares, recapitalization or other similar event affecting the Common Stock.

All present and future employees, consultants and advisors of the Company who are responsible for the management, growth and protection of the business of the Company, and all directors of the Company, are eligible to receive incentive awards under the 2008 Plan.

The 2008 Plan is described in detail in the Company’s proxy statement on Schedule 14A filed with the Securities and Exchange Commission on July 29, 2008 in connection with the 2008 annual meeting (the “Proxy Statement”). The descriptions of the 2008 Plan set forth herein and in the proxy statement do not purport to be complete and are qualified entirely by reference to the full text of the 2008 Plan. The descriptions should be read in conjunction with the 2008 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this report:

10.1	Measurement Specialties, Inc. 2008 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Measurement Specialties, Inc.
(Registrant)

/s/ Frank D. Guidone
Frank D. Guidone
President and Chief Executive Officer

Date: September 19, 2008